EXHIBIT 99.1

DESCRIPTION OF THE 2006 PLAN

Administration. The 2006 Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom will be, to the extent required, a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined under Section 162(m) of the Code and an independent director as defined under NASD Rule 4200(a)(15) (the “Committee”). Under the 2006 Plan, the Committee administers the 2006 Plan for purposes of awards to employees and consultants of the Company and its affiliates and awards to non-employee directors. Currently, the compensation committee of the Board serves as the Committee under the 2006 Plan.

The Committee has full authority pursuant and subject to the terms of the 2006 Plan to administer and interpret the 2006 Plan, to grant discretionary awards under the 2006 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2006 Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The Committee has delegated to the Chief Executive Officer of the Company the authority to grant awards under the 2006 Plan to eligible employees and consultants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; provided that in no event will the number of shares of Common Stock that may be granted exceed 1,000 shares to any such individual during any fiscal year. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2006 Plan. Awards under the 2006 Plan may not be made on or after April 6, 2019, except that awards (other than stock options or stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first stockholders’ meeting that occurs in the fifth year following the year of the 2006 Plan’s approval by the Company’s stockholders. If the 2006 Plan is approved by our stockholders, the performance goals will be valid until the first stockholders’ meeting in 2014.

Eligibility and Types of Awards. Employees and consultants of the Company or its affiliates and non-employee directors of the Company are eligible to be granted nonqualified stock options, stock appreciation rights, performance shares, restricted stock, other stock-based awards and performance-based cash awards. In addition, the Company’s employees and employees of the Company’s affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2006 Plan.

Available Shares. The number of shares of Common Stock issuable under the 2006 Plan is 4,064,000. This number includes our current share reserve of 1,550,000 shares of Common Stock, which reflects the 3-for-2 stock split that became effective May 25, 2006 (the “Stock Split”), and 2,514,000 as an additional amount of new shares of Common Stock.

The maximum number of shares of Common Stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code that may be granted under the Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares per type of award, subject to a total limit on the number of shares of Common Stock with respect to all awards of 750,000 shares during any fiscal year. There are no annual limits on the number of shares of Common Stock with respect to an award to eligible employees or consultants of restricted stock that is not subject to the attainment of specified performance goals. The maximum number of shares of Common Stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is 300,000 shares. The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), stock appreciation right, performance share or other stock-based award that may be granted under the Plan during any fiscal year to any non-employee director will be 150,000 shares, which reflects the Stock Split, per type of award. We have not requested an increase to these limits but they reflect the Stock Split. The maximum payment that may be made to an eligible employee or consultant under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals will be $10,000,000. Awards granted under the 2006 Plan after the our stockholders’ 2009 annual meeting to non-employee directors cannot exceed more than 10% of the total number of shares of Common Stock reserved for awards under the 2006 Plan.

The 2006 Plan requires that the Committee appropriately adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events.

Under the 2006 Plan, the number of shares of Common Stock available for the purpose of awards under the 2006 Plan are reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award and (iii) any shares of Common Stock repurchased by the Company on the open market with the proceeds of a stock option exercise price.

The Company’s Board commits that for fiscal years 2009, 2010 and 2011, the Company will not grant during such three fiscal years a number of shares of Common Stock subject to options or other awards settled in Common Stock to employees or consultants (whether under the 2006 Plan or any other plan not approved by stockholders, other than a tax qualified plan) such that the average number of shares of Common Stock granted during such three fiscal years will not be greater than the higher of (i) two percent of the Company’s Common Stock outstanding or (ii) the mean plus one standard deviation of its GICS peer group (2520 Consumer Durables and

Apparel). For purposes of calculating the number of shares granted in a year, stock and restricted stock will count as equivalent to (i) 1.5 option shares if the Company’s annual stock price volatility is 54.6% or higher, (ii) 2.0 option shares if the Company’s annual stock price volatility is between 36.1% and 54.6%, (iii) 2.5 option shares if the Company’s annual stock price volatility is between 24.9% and 36.1%, (iv) 3.0 options shares if the Company’s annual stock price volatility is between 16.5% and 24.9%, (v) 3.5 option shares if the Company’s annual stock price volatility is between 7.9% and 16.5%, and (vi) 4.0 option shares if the Company’s annual stock price volatility is less than 7.9%.

Fungible Share Limit. The 2006 Plan provides a “fungible share limit” to manage authorized shares in order to improve the flexibility of awards going forward. Under the 2006 Plan’s fungible share design:

•	shares of Common Stock subject to awards under the 2006 Plan that are not appreciation awards count against the 2006 Plan’s share reserve as 1.78 shares for every share of common stock granted;

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each share of Common Stock underlying an appreciation award granted under the 2006 Plan that expires, terminates, is cancelled or is forfeited for any reason, is added back to the 2006 Plan’s aggregate maximum share limit and is available for grant under the 2006 Plan; and

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each share of Common Stock underlying an award that is not an appreciation award that expires, terminates, is cancelled or is forfeited for any reason, is added back to the 2006 Plan’s share reserve as 1.78 shares of Common Stock and is available for grant under the 2006 Plan.

The 2006 Plan’s fungible share limit has the effect of reducing the number of awards under the 2006 Plan that are not appreciation awards because awards under the 2006 Plan that are not appreciation awards count against the 2006 Plan’s share reserve as 1.78 shares for every share of Common Stock granted. Because we have added this fungible share limit, if our stockholders approve the 2006 Plan, the existing share sublimit for awards that are not appreciation awards will be eliminated due to the addition of the fungible share limit.

Awards Under the 2006 Plan. The following types of awards are available under the 2006 Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option, which may not exceed seven years (or five years in the case of an incentive stock option granted to a 10% stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion, provided that no option is exercisable more than seven years after the date the option is granted and, in the case of a ten percent Stockholder, five years from the date an incentive stock option is granted.

Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and condition as a may be acceptable to the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SARs”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed seven years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2006 Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award, that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The performance goals for performance shares will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2006 Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

Performance-Based Cash Awards. The Committee may, subject to limitations under applicable law, make a grant of individual target awards either alone or in tandem with stock options, SARs or restricted stock under the 2006 Plan that are contingent upon the satisfaction of certain pre-established performance goals that are reached within a specified performance period, each of which, together with any other terms and conditions, shall be determined by the Committee in its sole discretion at the time of grant. At the time the performance goals are established, the Committee will prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance goals; provided that no such discretion to reduce a performance-based cash award earned based on achievement of the applicable performance goals will be permitted for a calendar year in which a change in control occurs. The performance goals for performance-based cash awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

Limitation. Notwithstanding any other provisions in the 2006 Plan or employment agreement, effective on the date of our 2009 stockholders’ meeting, the restrictions or vesting conditions, as applicable, to restricted stock awards, other stock-based awards and performance-based awards granted on and after such date can be no less than (i) one year, if the lapsing of restrictions or vesting schedule, as applicable, is based (in whole or in part) on the attainment of one or more performance goals, and (ii) three years, if the lapsing of restrictions or the vesting schedule, as applicable, is based solely on the continued performance of services by the 2006 Plan participant (with restrictions as to no more than 1/3rd of shares of common stock subject thereto lapsing on each of the first three anniversaries of the date of grant); provided that, the Committee is authorized to provide for earlier lapsing of the restrictions or acceleration of vesting, as applicable, in the event of a change in control of the Company or a participant’s retirement, death or disability. The preceding limitation does not apply with respect to up to 10% (when combined with the 10% limitation for non-employee director award grants) of the total number of shares of common stock reserved for awards under Plan.

Performance Goals. The Committee may grant awards of restricted stock, performance shares, performance-based cash awards and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

•	earnings per share, earnings before interest and taxes or earnings before interest, tax, depreciation and amortization;
•	gross profit or gross profit return on investment;
•	gross margin or gross margin return on investment;
•	operating income, net income, cash flow or economic value added;
•	revenue growth;
•	working capital;
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specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	return on equity, assets or capital;
•	total shareholder return;
•	fair market value of the shares of the Common Stock;
•	market share and/or market segment share;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;
•	customer satisfaction, customer loyalty, brand recognition and/or brand acceptance;
•	style indexes;
•	employee retention;
•	number of new patents, new product innovation and/or introduction;
•	product release schedules and/or ship targets; or
•	reduction in expenses and/or product cost reduction through advanced technology.

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;
•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
•	a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control. Unless otherwise determined by the Committee at the time of grant or in a written employment agreement that is in effect on the date of the applicable grant and is applicable to a specific award, awards subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the 2006 Plan) of the Company. Instead, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of the Common Stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Amendment and Termination. Notwithstanding any other provision of the 2006 Plan, the Board may at any time amend any or all of the provisions of the 2006 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2006 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of the Company’s stockholders will be obtained to the extend required by Delaware law, Sections 162(m) and 422 of the Code, The Nasdaq Global Market or the rules of such other applicable stock exchange, as specified in the 2006 Plan.

Repricing Options and Stock Appreciation Rights. Although the current terms of the 2006 Plan do not permit the repricing of stock options and stock appreciation rights, the 2006 Plan includes an additional express prohibition against repricing stock options and stock appreciation rights. The Company may not, without stockholder approval, either (i) reduce the exercise price of an outstanding stock option or stock appreciation right, or (ii) simultaneously cancel stock options or stock appreciation rights for which the exercise price exceeds the then current fair market value of the underlying Common Stock and grant a new stock option or stock appreciation right with an exercise price equal to the then current fair market value of the underlying Common Stock.

Miscellaneous. Awards granted under the 2006 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2006 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of Common Stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of Common Stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year under the 2006 Plan and/or any other stock option plan of the Company or affiliate exceeds $100,000, such options are treated as non-qualified stock options.

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of the Company’s officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its named executive officers, other than its chief financial officer, as disclosed in its proxy statement. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period, and if the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2006 Plan is intended to satisfy these requirements with respect to options.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2006 Plan are anticipated to be exempt from the requirements of Section 409A of the Code, awards not exempt from Section 409A of the Code are intended to comply with Section 409A of the Code.

The 2006 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2006 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Future 2006 Plan Awards. Except as stated below under the section entitled “New 2006 Plan Benefits with Respect to 2009,” no new equity-based awards have been approved at this time to any employee, officer, non-employee director or consultant. The Company anticipates that other equity-based awards may be granted to the named individuals as well as to other employees, officers, non-employee directors and consultants under the 2006 Plan. However, the amount of shares of Common Stock that may be granted to the named individuals will be based upon various prospective factors, including, the nature of services to be rendered by the Company’s employees, officers, non-employee directors and consultants, and their potential contributions to the Company’s success. Accordingly, actual awards cannot be determined at this time.